Exhibit 99.1

Meredith Hanrahan	Garo Toomajanian
Salary.com	Integrated Corporate Relations
781-851-8000	781-851-8540
press@salary.com	ir@salary.com

Salary.com™ Increases Authorization for Share Repurchase Program

NEEDHAM, Mass. – April 21, 2009 — Salary.com, Inc. (Nasdaq: SLRY), a leading provider of on-demand compensation, talent management and payroll solutions, today announced that on April 17, 2009, its Board of Directors increased the size of its share repurchase program from $2.5 million to $7.5 million. The share repurchase program was initially authorized on December 15, 2008 for a period of twelve months. Under the program, Salary.com may repurchase shares of Salary.com common stock from time to time at prevailing prices in the open market or in negotiated transactions off the market. The Company expects to use cash on hand and cash generated from future operations to fund repurchases of its common stock.

Kent Plunkett, Chief Executive Officer of Salary.com, said “Our Board of Directors and senior management team have confidence in the ability of Salary.com to execute in a fiscally responsible manner in this environment. This increase in authorization reflects our commitment to maximizing shareholder value for all of our investors and our belief that our own shares are a compelling investment.”

To date, Salary.com has purchased approximately 853,000 shares of Salary.com common stock, at an average price of $1.59 per share from the current authorization. Salary.com management will determine the timing and amount of any repurchase based on its evaluation of market conditions, business considerations and other factors. The program does not require the Company to repurchase any specific number of shares and may be extended, modified, suspended or discontinued at any time, at the Company’s discretion.

SLRY-F

About Salary.com, Inc.

Salary.com is a leading provider of on-demand HRMS, compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: payroll, benefits, HR administration, market pricing, compensation planning, performance management, competency management, learning and development and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset – their people. Visit http://employer.salary.com.

Forward Looking Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future repurchases of Salary.com common stock. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, the impact of a global economic recession and uncertainty in the information technology spending environment, potential disruption to our business from our workforce reduction, risks associated with possible fluctuations in our operating results and rate of growth, our ability to expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, integration and performance of acquired businesses, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, and successful customer deployment and utilization of our services, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. Salary.com expressly disclaims any obligation to update any forward-looking statements.